Joint Filer Information



Name:             Anthony J. Gumbiner

Address:          Le Roccabella, 24 Princess Grace Avenue
                  Monte Carlo, Monaco, 98000

Designated
Filer:            The Alpha Trust

Issuer
and Ticker
Symbol:           The Hallwood Group Incorporated (HWG)


Date of
Event Requiring
Statement:         May 7, 2003



Signature:   /s/ Anthony J. Gumbiner
          -------------------------------------------
              Anthony J. Gumbiner